EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by OneDoor Studios Entertainment Properties LLC (the “Company”) (the “Offering Statement”). The Offering Statement was initially qualified by the U.S. Securities and Exchange Commission on September 6, 2022. This Post-Qualification Amendment No. 1 seeks to provide information regarding fundamental changes related to the Offering Statement and the offering under Regulation A, as amended for Tier 2 offerings, to which such Offering Statement applies.

This Post-Qualification Amendment No. 1 should be read in conjunction with the Offering Statement and is qualified by reference to the Offering Statement in that the information contained herein supplements or supersedes the information contained in the Offering Statement.

The purpose of this Post-Qualification Amendment No. 1 is to disclose:

•The Company gave notice of its intent to terminate its agreement with its escrow agent, North Capital Private Securities Corp. The Company no longer plans to engage an escrow agent, and will therefore not engage a new escrow agent, and has removed from the Offering Statement by this Post-Qualification Amendment No. 1 any and all escrow requirements related to accepted investments.

•The Company’s removal of the total minimum amount that must be accepted in the offering before funds are released. There is no longer a total minimum amount both because of the removal of the escrow agent and because of the new platform, described below.

•The Company gave notice of its intent to terminate its agreement with Vertalo, Inc.

•The Company has engaged with Colonial Stock Transfer Company, Inc., in replacement of Vertalo as transfer agent.

•The Company has engaged with Issuance, Inc., in replacement of its prior platform engagement, to provide an online platform in connection with the offering. The Company will now utilize Issuance’s online platform for investors to receive, review, execute, and deliver subscription agreements and other documentation electronically as well as make payment of the purchase price.

•Certain changes to the ownership amounts and governance of the Manager of the Company.

•To otherwise amend, update, and/or replace certain information contained in the Offering Statement in accordance with the above.

Except as expressly set forth herein, the Company’s offering of Profits Units, as described in the Offering Statement, remains unchanged.

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POST-QUALIFICATION AMENDMENT NO. 1 DATED OCTOBER 24, 2022 TO

OFFERING CIRCULAR DATED SEPTEMBER 1, 2022 OF

ONEDOOR STUDIOS ENTERTAINMENT PROPERTIES LLC

4320 Modoc Road, Suite F
Santa Barbara, CA 93110
Tel: (805) 380-7731

www.onedoorstudios.com

UP TO 62,575 PROFITS UNITS
SEE "SECURITIES BEING OFFERED" AT PAGE 32

MINIMUM INVESTMENT: $100.00

	Price to Public	Commissions [1]	Proceeds to Issuer Before Expenses[2]
Per Profits Unit:	$100	$1	$99
Total Maximum:	$6,257,500	$62,575	$6,194,925

The offering described in this Post-Qualification Amendment No. 1 Dated October 24, 2022 to Offering Circular (this "Offering") will terminate on the Termination Date (as defined and described in "PLAN OF DISTRIBUTION" below). This Offering is being conducted on a best-efforts basis with no minimum aggregate offering amount. The Company may undertake one or more closings on a rolling basis, as detailed below. As of each closing, funds tendered by investors in connection with such closing will be immediately available to the Company.

[1] The Company has engaged a broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This chart includes the 1% commission, but it does not include the one-time set-up fee and consulting fee. See "PLAN OF DISTRIBUTION" below for more details. To the extent that the Company's officers and directors make any communications in connection with this Offering, they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, none of them is required to register as a broker-dealer.

[2] The Company expects the amount of expenses it will pay in connection with this Offering, assuming the maximum amount of the Offering is sold, to be approximately $168,877. See "USE OF PROCEEDS" below.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE ANY INVESTOR PAYS IS MORE THAN 10% OF THE GREATER OF SUCH INVESTOR'S ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT AN INVESTOR'S INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, SUCH INVESTOR IS ENCOURAGED TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A ("REGULATION A") PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). FOR GENERAL INFORMATION ON INVESTING, REFER TO www.investor.gov.

This Offering is inherently risky. See "Risk Factors" on page 4.

Sales of these securities will commence on approximately September 6, 2022.

The Company is following the "Offering Circular" format of disclosure under Regulation A.

AN OFFERING STATEMENT, AS AMENDED BY A POST-QUALIFICATION AMENDMENT NO. 1, PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR FURTHER AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO SUCH INVESTOR THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED. AS USED HEREIN, "OFFERING CIRCULAR" MEANS SUCH OFFERING CIRCULAR DATED SEPTEMBER 1, 2022, AS AMENDED BY THIS POST-QUALIFICATION AMENDMENT NO. 1 DATED OCTOBER 24, 2022, OR SUCH FINAL OFFERING CIRCULAR AS DESCRIBED HEREIN, AS APPLICABLE.

NOTICE TO FOREIGN INVESTORS

WITH RESPECT TO ANY INVESTOR THAT (A) IS NOT A U.S. RESIDENT AND (B) IS LOCATED OUTSIDE THE U.S. AND ITS TERRITORIES (A "FOREIGN INVESTOR"), THIS OFFERING CIRCULAR AND ANY RELATED MATERIALS ARE TRANSMITTED TO YOU ACCORDING TO APPLICABLE U.S. SECURITIES LAWS AND REGULATIONS. THE SECURITIES CONTEMPLATED HEREIN ARE NOT REGISTERED, AND SHALL NOT BE REGISTERED, WITH ANY FOREIGN REGULATOR, AND FOREIGN INVESTORS ARE RESPONSIBLE FOR ADHERING TO THE RELEVANT SECURITIES, INVESTMENT, AND FINANCIAL SERVICES LAWS AND REGULATIONS IN THEIR RESPECTIVE JURISDICTIONS.

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In this Offering Circular, the terms "OneDoor Studios Entertainment Properties" and "the Company" refer to OneDoor Studios Entertainment Properties LLC, a Delaware series limited liability company. Further, references to "Investor" refer to the investor to whom this Offering Circular has been provided or to all investors in this Offering, as the case may be.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS PLACE IN THE ENTERTAINMENT INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE EXPERIENCE OF, BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, WORDS LIKE "ESTIMATE," "PROJECT," "BELIEVE," AND "EXPECT" CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S EXPERIENCE AND CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. Prospective investors should read the entire Offering Circular and its Exhibits and carefully consider, among other things, the matters set forth in the section captioned "RISK FACTORS." Investors are encouraged to seek the advice of their attorneys, tax consultants, and business advisors with respect to the legal, tax, and business aspects of an investment in the Securities. All references in this Offering Circular to "$" or "dollars" are to United States dollars.

Company Overview

OneDoor Studios Entertainment Properties was founded in 2021 to open the door for everyone to have an opportunity to invest in studio-level motion picture and television series projects. Coordinating with leading global territory distributors, the Company develops, produces, and distributes motion pictures and television series in order to successfully compete, if not dominate, the global box-office and other sized screens.

The Company is currently developing three feature-length motion pictures or streaming series based on the three sequel novels (each a "Project") that follow the book Calculated, which is the first novel in this four-book series. This Offering is for Profits Units (the "Securities" or "Profits Units") of Series Calculated Sequels ("SCS"), a registered series of the Company (SCS along with each other series of the Company, if any, a "Series"), which will develop the three Calculated sequels Projects and earn revenue from the production and global exploitation of their pictures and all other related products and licenses.

Offering Overview

The Issuer

The issuer is OneDoor Studios Entertainment Properties LLC (the "Company"), a Delaware series limited liability company formed on December 20, 2021. References to "the Company" in this Offering Circular are deemed to refer to either the Company or SCS, as the context requires.

The Series

The Offering consists of Profits Units of SCS, the Company's first Series as of the date of this Post-Qualification Amendment No. 1 to Offering Circular set forth on the cover page hereto (the "Circular Date"), which will develop three motion pictures and earn revenue from both their production and exploitation.

The Motion Pictures

The three feature-length motion picture Projects are currently in early stages of development by SCS–Simulated, Activated, and Liberated–each sequel adapted from a separate novel in the Calculated series by author Nova McBee.

The Manager	One Door Studios LLC, a Utah limited liability company, is the "Manager" of the Company.

The Platform	The Securities may be made available to Investors through the Platform (as defined below).

Securities Offered

Investors will acquire Profits Units of SCS, a registered series of the Company, which has been formed specifically for the purpose of developing into motion pictures the three film Projects described above. These Profits Units entitle their holders to receive a "priority return" of up to 110% to 125% of their initial investment out of the aggregate production budgets of the three film Projects, paid, to the extent available, in equal one-third installments, at the time each Project's production may be financed, and to the extent of each Project's distributable cash. These Profits Units also grant the right to participate, on a pro rata, pari passu basis, in 50 percent of the distributable revenue (as determined by the Manager) received by SCS from each of these three films.

Offering Size	The Company may offer and sell Securities in this Offering worth a maximum of $6,257,500.

Minimum Investment	The minimum investment by any Investor in this Offering is $100.

Investors	Each Investor in this Offering will become a "Profits Member" of SCS. Each Investor must be a "qualified purchaser" as defined in Regulation A.

Broker

Dalmore Group, LLC, a New York limited liability company and broker-dealer ("Broker"), is registered with the Commission and in each state where this Offering will be made and with such other regulators as may be required to act as the broker/dealer of record in connection with this Offering. Broker is a member of the Financial Industry Regulatory Authority ("FINRA") and the Securities Investor Protection Corporation ("SIPC").

Transfer Agent	Colonial Stock Transfer Company, Inc. ("Colonial"), will serve as the transfer agent in connection with this Offering.

Offering Period

The Securities may be sold hereunder in an Initial Closing or Additional Closings (as each is defined below), and will terminate on the Termination Date, as more fully set forth in "PLAN OF DISTRIBUTION" below.

Use of Proceeds

The proceeds received from this Offering, after paying for the fees and expenses associated with this Offering, will be used to fund development of the films, principally by turning the script for each film Project into a production-ready "shooting script" and attaching, if practicable, an A-list director, actor, and other talent to the Project. Thus, in addition to fees and expenses of this Offering, working capital, and reserves, the proceeds will be used to pay for literary rights, motion picture options and writing fees, director and actor production retainers, production manager and casting director fees, marketing and distribution expenses, and development talent and professional fees.

RISK FACTORS

This section identifies risks that are specific to the Company's business and financial condition. The Company is also subject to the risks common to all development, production, and distribution companies in the entertainment industry, including those that all companies are exposed to. These risks include, but are not limited to, risks relating to economic downturns, political and economic events, and natural disasters. Additionally, development-stage companies are inherently riskier than more developed companies. Investors should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company's Business

Limited Operating History

The Company's limited operating history makes evaluating the business and future prospects difficult and may increase the risk of investment. While the principals of Company's Manager have deep experience in film development, production, and distribution, the Company was only formed on December 20, 2021, and SCS has not commenced principal business operations as of the Circular Date. Therefore, the Company has limited history that prospective investors can use to evaluate its performance. Although the Manager's principals have extensive experience in the Company's industry, each motion picture Project is unique from all other projects. Past performance is not necessarily indicative of future results.

Development Process

There can be no assurance that all or any of the motion picture Projects will produce profitable results. The Company's development approach may not be successful in realizing the Company's objectives.

The Company's financial success is dependent on a number of factors both within and beyond its control. The market appeal and profitability of each Project depends upon the creation of compelling campaigns, the purchase of adequate advertising saturation, the execution of social media campaigns, and acceptance by audiences and critics, all of which require skills and none of which can be delivered with certainty. Only a small percentage of film and television projects are distributed, and even those projects that are distributed are not always profitable. Any Project developed by the Company, whether alone or in conjunction with the other Projects, may not generate sufficient revenue from its distribution and other exploitation to generate a profit or repay development expenses. It is possible the Company could incur significant development and operating costs with respect to a Project without ever reaching a sale and/or distribution agreements with respect to the Project. No assurance can be given that the efforts by the Manager or its principals with respect to the Projects will ultimately be profitable.

The Company was only recently formed and is subject to various risks associated with new businesses. Though the Manager's principals have previously developed other film and television projects, the Company and its Manager lack a "track record" in the entertainment industry, which could pose additional obstacles to the Company's business.

The Company intends to sell each developed Project, at its development conclusion, which sale may be made to special purpose entities owned by the Manager for a fixed price, all of which depends upon the ability of the Manager and its affiliates to obtain the financing necessary to purchase the developed Projects at that price. Further, the Company's share of future income from the exploitation of each Project may vary substantially from the projections presented in this Offering Circular and its Exhibits. While the Manager believes such estimates and projections are reasonable, no assurance can be given that the Company will succeed in obtaining its projected results and there is no guarantee that, even if produced, a Project will ultimately generate any net profits.

Project Competition

The commercial success of each Project depends on the relative quality and market acceptance of other competing media content released at or near the same time as the Project, the availability of alternative forms of entertainment and leisure activities, general economic conditions at the time, and other tangible and intangible factors, all of which are subject to change and generally cannot be predicted in advance.

The Company intends to sell all rights, title, and interest to each fully-developed Project, which sale may be made to a special purpose entity owned by the Manager. While this may decrease the risk that a developed Project is not purchased by any producer, there is a risk that the Projects will be sold for less favorable terms than what the Company could have obtained from another producer or distributor.

Third-Party Reliance

The commercial success of a Project depends on obtaining one or more distribution agreements with one or multiple distributors for that Project. Distributors considering such an arrangement will conduct their own internal "greenlight" study or valuation of the Project, and there is no guarantee distributors will concur with the Company's own determinations regarding estimates, projections, outlook, or other factors.

Concentration

Other, larger film and television development and production businesses may be able to partially reduce their risk of incurring operating losses by simultaneously developing numerous projects that span multiple genres, audiences, markets, and platforms. The Securities consist only of Profits Units of SCS, with which only three motion picture Projects (all adapted from the same novel series) are associated. This concentration makes an investment in the Offering more susceptible to the risk of loss if a particular motion picture Project is unsuccessful.

Leverage

The Company may seek debt financing to manage its cash flow or accelerate the development of one or more Projects. If such debt is secured by rights to a Project and the Company is unable to meet its obligations under the financing arrangements, the secured party may be able to foreclose on its rights to the Project or the Company may be forced to dispose of the Project prematurely. These occurrences could force the Company to incur substantial losses.

Time Factors

The development and production of film and television projects can take several years or more. A significant amount of time may elapse between the expenditure of funds by Company in development of the Projects and the receipt of revenue from the distribution of the Projects. Other investment opportunities may offer greater returns after discounting for time.

The Company believes that the maximum funds sought in this Offering are sufficient to complete development of the Projects, but if the Company experiences delays or less investment than expected, additional financing may be required. There can be no assurance that additional financing, if required, will be available to the Company.

The longer the Company spends developing the Projects (and the longer the Manager spends producing the Projects), the probability of experiencing other risks described in this section will increase.

Talent Reliance

The authority to make all business decisions is vested in the Manager and is primarily carried out by the Manager's principals. The Company's operations substantially depend upon the skill, judgment, and expertise of these principals of the Manager. In the event of any of their death, disability, or departure, the business of the Company could be adversely affected. The Manager will devote such time and effort as it deems necessary for the efficient conduct of the Company's business. However, the Manager and its principals are involved with other entertainment production activities and will not devote all of their time to the business of the Company.

The Company also depends on other entertainment talent providers, who may or may not have yet been engaged by the Company, and who generally will not be investors in the Company or any of its Series. Though the Company maintains relationships with a broad array of industry veterans, the loss of any independent talent providers, particularly members of the development team, could adversely affect the Company's ability conduct its operations and realize its projections.

Risks Related to the Company's Industry

Complexity of the Motion Picture Business

The motion pictures business is complex. Negotiating with major motion picture directors and performing talent is a sophisticated process. Likewise, negotiating a position for a Project on distributor release schedules in "major territories" is logistically challenging. Negotiating production-incentive relationships, brand relationships, ancillary rights, international licensing and pre-sales of a Project, qualifying a Project for production completion bonds, and "banking" a Project's respective licenses and contracts are complex processes that are highly reliant on the expertise and personal relationships of the Manager and its principals.

Market Competition

Motion picture, streaming, and television content development, production, and distribution are highly competitive. Industry competitors include other companies developing and producing such content and other forms of entertainment media. The Company's primary competitors are "major" film studios, numerous independent motion picture, streaming, and television production companies, television networks, and subscription-based television services, all of which will compete with the Company for market dominance in certain topical or popular genres, the services of writers, performing artists, directors, producers, and other creative and technical personnel, and production financing. Many of these competitors have significantly greater financial and other resources than the Company.

Obtaining a position for a Project on the theatrical, streaming, and/or television network distributor release schedules in a "major territory" is also highly competitive.

For any Project, it is possible that the unique writing, acting, or directing talent necessary for such Project may be unavailable or that the Company is unable to successfully negotiate for the services of such personnel.

Global Media Markets and Bank Financing

The success of the Company in achieving its objectives depends on the value of other entertainment media that is comparable to the Projects (primarily theatrically-released films, streaming video and home media, and cable and network television) in the U.S. and major international territories. If the value of comparable entertainment media decreases relative to current market values, the Company may not be profitable.

Compounding this risk, each Project must obtain production financing, which is generally secured by a Project's production incentive programs, brand relationships, pre-sold ancillary and theatrical licensing agreements, and the value of unsold international territories. Decreases in the market value of these items may raise the cost of such financing or even preclude the Company from obtaining such funding, in which case the Company may not be profitable.

The Company may also incur major losses in the event of certain macroeconomic or other extraordinary events, which may affect markets and consumer behavior in ways that are unexpected, unprecedented, or inconsistent with historical trends or results.

Risks Related to Ownership of the Securities

Business and Investment in General

Risk is inherent in all investing. No guarantee or representation is made that the business of the Company will be successful, and there is no assurance that the Company will be able to realize any revenue. All business conducted by the Company risks the loss of capital. As is true of any investment, there is a risk that an investment in the Company will be lost in whole or part.

Profit Allocation

The Securities allow Investors to potentially receive a return that exceeds the amount of their investment if the Company succeeds in securing production financing for its three motion picture Projects. Although the Company intends for Investors to also receive a portion of the cash flow and net revenues arising from the production, distribution, and exploitation of the Projects, the total amount of the net revenue from each Project is variable and cannot be determined in advance. Depending upon the Projects' total net revenue, the relative portion allocable to the Manager may be materially greater than would other amounts paid to managers in comparable businesses. In addition, the structure of the Securities may provide an incentive to the Manager to engage in more speculative or riskier business strategies in an effort to maximize its income.

Restrictions on Transfer and Liquidity

Investors may not pledge, mortgage, hypothecate, give, sell, exchange, or otherwise dispose of or encumber the Securities without the consent of the Manager. Investors must be prepared to bear the risk of their investment in the Securities for an indefinite period of time. No secondary market for the Securities currently exists, and even if the Company makes available to Investors a platform for secondary sales of Securities, there can be no guarantee that a market for such Securities will ever develop. Consequently, Investors may not be able to liquidate their investment in the Securities in the event of an emergency or for any other reason or rely on the Securities as collateral for a loan. Even if a secondary market does develop, the market price for the Securities could decline below the amount originally paid by Investors for such Securities.

Management, Conflicts, Fiduciary Duties, and Indemnification of the Manager

All management authority of the Company is vested in the Manager. The Investors have no authority to make operational decisions or to participate in the management of or to exercise business discretion with respect to the Company and are not entitled to vote on any matter. Where the Manager's authority is subject to "discretion," the Manager may consider only those interests and factors it chooses, including its own interests, and has no duty (including any fiduciary duty) or obligation to give any consideration to any interest of or factors affecting the Company, any Series, or any Investor. Thus, the Manager may choose to take, or not take, certain actions on behalf of the Company when one or more Investors would have chosen differently.

Because the Manager is the sole manager of the Company and each Series, including SCS, and has a significant financial interest in the Company as the sole member of the Company, and is permitted to conduct related business activities outside of the Company, certain conflicts of interest with respect to the Manager may arise from time to time. There is no guarantee these conflicts will be resolved in a manner favorable to all Investors.

Overall, the scope of fiduciary duties owed to the Company and Investors by the Manager is less than what would be owed to a corporation and minority shareholders by a corporation's directors.

Size and Structure of Offering

The size of this Offering is not necessarily indicative of the actual value of the Company, SCS, or any of its Projects. The maximum size of this Offering has been determined by the Manager based primarily upon the amount of capital the Manager has determined is necessary to fully and successfully develop each of SCS's Projects. This amount is not related to the Company's assets, book value, or results from operations. If additional capital is required to develop SCS's Projects and prepare them for production, the terms of such financing may be more or less favorable than the terms of the Securities, as determined by the Manager in its sole discretion.

DILUTION

Dilution means a reduction in value, control, or earnings of the Profits Units the Investor owns.

Oftentimes, companies sell or grant their securities to founders and early employees at a very low cash cost because these individuals are putting their "sweat equity" into the company. When a company seeks cash investments from outside investors, the new investors typically pay a much larger sum for their equity than the founders or earlier investors, which means that the cash value of the outside investors' stake is diluted because each equity unit of the same type is worth the same amount, and outside investors paid more for their equity units than earlier investors or founders did for theirs.

None of the Profits Units being offered to Investors pursuant to this Offering have been, or are expected to be, acquired by the Manager, the Manager's principals, or their affiliates.

However, as more fully described in "SECURITIES BEING OFFERED" below, under the terms of the Limited Liability Company Agreement of the Company (the "Company Agreement") and the Series Agreement of SCS (the "Series Agreement"), fifty percent (50%) of SCS's distributable revenue is retained by the Manager, as the Manager is the sole voting member of the Company and each Series thereof, including SCS. In this way, the Investors' share of SCS's earnings is less than what it would be if the Company and SCS were structured for the Manager to receive a lower percentage of distributable revenue.

The following table illustrates the total earnings of the Manager and an Investor who invests $1,000, assuming 72,000 Profits Units of SCS are issued and outstanding (including Profits Units sold in this Offering and any other offerings), all three associated motion picture Projects are fully production-financed, and the net distributable revenue (after payment of the Preferred Return) for all such Projects is $75 million:

	Manager	Investor
Price Paid for Profits Units	n/a	$1,000
Preferred Return [3]	$0	$1,100
Distributable Cash of Series	$37,500,000	$5,208
Total Distributions	$37,500,000	$6,308

[3] As described in "SECURITIES BEING OFFERED," below, certain "Early Bird" investors are entitled to a higher "Preferred Return" of 115% to 125%, depending upon the investor's subscription amount and other factors described below.

Lastly, as with other equity offerings, the future earnings for Investors in this Offering partially depend on the number of Profits Units of SCS actually issued and sold by the Company, whether in this Offering or otherwise. Under the terms of the Company Agreement and the Series Agreement, fifty percent (50%) of the net distributable revenue, as calculated by the Manager, from the associated films' worldwide earnings are allocated to the Profits Members on a pro rata, pari passu basis determined by the number of Profits Units owned by each such Profits Member relative to the number of Profits Units owned by all Profits Members of such Series.

PLAN OF DISTRIBUTION

Plan of Distribution

The Company plans to utilize a web-based investment platform through Issuance, Inc., through which the Company may present the Offering details and provide Investors and prospective investors with information and subscription and qualification documents related to the Offering (along with any successor platform used by the Company for the offer and sale of Company securities, the "Platform"). The Company will direct sales of the Securities through the Platform and intends for the sales of the Securities to occur principally through the Platform. The Company will also market the Offering to the Manager's investor network, present the Offering through industry and nonprofit networks, and solicit the Offering through conventional marketing channels including online advertising as permitted by Regulation A. The Company may offer directly to certain Investors a significant portion of the Securities without the aid of the Platform and/or prior to the Platform-based Offering, in its sole discretion.

Neither the Company, its Manager, nor any other affiliated entity involved in the offer and sale of the Securities is a member firm of FINRA (other than the Broker and NCPS), and no person associated with the Company will be deemed to be a broker solely by reason of his or her participation in the sale of the Securities.

This Offering is being conducted pursuant to Regulation A, and therefore is only offered and sold to "qualified purchasers." For further details on the suitability requirements an Investor must meet to participate in this Offering, see "Investor Suitability Standards" below. As a "Tier 2" offering under Regulation A, this Offering is exempt from state "blue sky" law review and registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The price of the Securities is $100 per Profits Unit. The maximum Offering amount is $6,257,500 and was determined by the Manager based on (i) the development expenses for the three associated film Projects, (ii) the Offering expenses and (iii) the number of Profits Units already sold through previous offerings not covered by this Offering Circular.

The initial closing of the Offering (the "Initial Closing") will occur on a date determined by the Manager in its sole discretion. The Initial Closing and any additional closings (each an "Additional Closing" and together with the Initial Closing, each a "Closing" and collectively, the "Closings") may occur up until (i) the date that is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion or (ii) any date on which the Manager elects to terminate this Offering in its sole discretion (as applicable, the "Termination Date").

Those persons who want to invest in the Securities must sign a Profits Units Subscription Agreement (the "Subscription Agreement"), which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies. See "Subscription" below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

The Company has engaged Broker, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Broker a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Broker a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Broker, such as, among other things, preparing the FINRA filing. Broker will refund any fee related to the advance to the extent it is not used, incurred, or provided to the Company. In addition, the Company will pay a one-time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.

Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Selling Investors

No Securities are being sold for the account of any existing investors or members of the Company or its Series. All net proceeds of this Offering (after payment as described in this Offering Circular) will be paid to SCS.

Investor Suitability Standards

The Securities in this Offering are being offered and sold only to "qualified purchasers" (as defined by Regulation A), which include: (i) "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (ii) all other investors so long as their investment in any securities (in connection with this Offering or any other offering under Regulation A) does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Company reserves the right to reject any Investor's subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such Investor is not a "qualified purchaser" for purposes of Regulation A.

For an individual potential investor to be an "accredited investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the potential investor must be a natural person who has:

•an individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

•earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the potential investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of "accredited investor," which became effective December 8, 2020. These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65, or 82 licenses to qualify as accredited investors, and expanded the concept of "spouse" to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential investor is a "qualified purchaser," annual income and net worth should be calculated as provided in the "accredited investor" definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an individual's home, home furnishings, and automobiles.

The Securities in the Offering will not be offered or sold to prospective investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended ("ERISA").

If a potential investor lives outside the United States, it is his/her/its responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

The Manager and Broker, in its capacity as broker of record for this Offering, will be permitted to make a determination that the Investors in this Offering are "qualified purchasers" in reliance on the information and representations provided by such Investor regarding the Investor's financial situation. Before making any representation that this investment does not exceed applicable federal thresholds, prospective investors should review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, prospective investors should refer to http://www.investor.gov.

An investment in the Securities may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Securities. See "RISK FACTORS," above.

Minimum Investment

The minimum subscription by an Investor in this Offering is $100.

Broker

Broker will serve as the broker of record for this Offering pursuant to a broker-dealer agreement by and among the Broker and the Company, effective as of October 26, 2021 (the "Brokerage Agreement"). A copy of the Brokerage Agreement is attached as Exhibit 6.1.

The Broker is a registered broker-dealer, member of FINRA and SIPC, and is registered with the Commission and in each state where the Offering and sale of the Securities will occur. The Broker is located at 525 Green Place, Woodmere, New York 11598.

The Broker performs the following operations and compliance services in connection with the sale of the Securities as a broker-of-record:

•Make any required FINRA filings related to the Offering, including filings required under Rule 5110;

•Accept Investor data from the Company;

•Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML) and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor;

•Review each Investor's Subscription Agreement to confirm such Investor's participation in the Offering, and provide a determination to the Company whether or not to accept the Subscription Agreement for the Investor's participation;

•Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

•Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g., as needed for AML and background checks); and

•Coordinate with third-party service providers to ensure adequate review and compliance.

The Broker will not act as a finder, placement agent, or underwriter in connection with this Offering. The Broker will receive a Brokerage Fee (see below) but will not purchase or solicit the purchase of any Securities and, therefore, will not be eligible to receive any finder's fees or any underwriting or placement agent discounts or commissions in connection with this Offering of Securities. In addition, the Broker will not provide any investment advice nor any investment recommendations to any Investor or prospective investor.

The Company has agreed to pay the Broker for its services and certain other expenses, as described below.

No Escrow

There will be no escrow agent for the Offering. Funds may be immediately disbursed to the Company upon each subscription.

Transfer Agent

Colonial serves as the transfer agent for the Securities pursuant to an agreement by and between Colonial and the Company, effective as of October 12, 2022 (the "Transfer Agent Agreement"). Colonial is headquartered in Salt Lake City, Utah.

Colonial maintains a record of ownership, including contact information, of the Company's Investors. Colonial is also responsible for transfer, issuance, and cancellation of the Profits Units, including assisting registered Investors and fulfilling their requests for transferring their Profits Units. The Company must indemnify Colonial against any losses arising out of the Company's breach of its obligations, representations, or warranties.

The Company will generally be responsible for fees due to Colonial, which are categorized as part of the Offering Expenses described in the "Fees and Expenses" section below.

Fees and Expenses

Brokerage Expenses

As compensation for providing certain broker-dealer services to the Company in connection with this Offering, the Company will pay the Broker a fee equal to one percent (1%) of the aggregate amount raised by the Company through this Offering (the "Brokerage Fee"). The Brokerage Fee will be payable from the proceeds of this Offering. In addition to the Brokerage Fee, the Company has agreed to pay the Broker a one-time advance set-up fee of $5,000. The Company will also fund $11,750 in FINRA Corporate Finance filing fees which represents the fee for the maximum offering size of $75,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offering, including conducting due diligence and covering out-of-pocket expenses. Any unused portion of these fees will be reimbursed to the Company. The Company will also pay the Broker a one-time consulting fee of $20,000 in exchange for general consulting services provided in connection to the Offering upon the issuance of No Objection Letter by FINRA.

Other Offering Expenses

SCS will generally be responsible for its Offering Expenses. "Offering Expenses" consist of legal, accounting, transfer and recording, filing, banking, and compliance costs, as applicable, related to the Offering (other than the brokerage expenses described in the paragraph above). SCS intends to reimburse the Manager for Offering Expenses it incurs with respect to this Offering.

Additional Information

The Company has not authorized anyone to provide information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is accurate only as of the Circular Date, regardless of the time of delivery of this Offering Circular or any sale of Securities.

Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the Company's affairs since the Circular Date.

From time to time, the Company may provide an "Offering Circular Supplement" or other amendment that may add, update, or change information contained in this Offering Circular. Any statement made in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent Offering Circular Supplement or amendment. The Offering Statement filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. Investors should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement or amendment, together with additional information contained in the Company's annual reports, semiannual reports, and other reports and information statements that the Company will file periodically with the Commission.

The Offering Statement and all amendments, supplements, and reports that the Company has filed or will file in the future can be read on the Commission website at www.sec.gov. The contents of the Platform (other than the Offering Statement, this Offering Circular, and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Subscription

Potential investors who are "qualified purchasers" may subscribe to purchase the Securities. Any potential investor desiring to acquire Profits Units in this Offering must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in this Offering Circular and attached hereto or that have been requested, and consult with their tax, legal, and financial advisors to determine whether an investment in the Profits Units is suitable for them.

2.Review the Subscription Agreement (including the "Investor Questionnaire" attached thereto), which may be pre-populated following completion of certain questions on the Platform or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by Investors.

3.Once the completed Subscription Agreement is signed for the Offering, an integrated online payment provider may transfer funds in an amount equal to the purchase price for the Profits Units the Investor requested to purchase and the Company has agreed to issue (as set out on the applicable Subscription Agreement).

4.The Manager and the Broker will review the completed and signed subscription documentation. Investors may be asked to provide additional information. The Manager or the Broker will contact such Investor directly if required or through the Platform. The Company and its agents reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering or any portion thereof at any time prior to Closing.

5.Once the review is complete, the Manager will inform Investors whether or not their application to subscribe for the Profits Units is approved or denied and if approved, the amount of Profits Units for which they are entitled to subscribe, which notice may be provided by accepting the subscription on the Platform. If a subscription is rejected in whole or in part, then any subscription payments (being the entire amount if the application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to its right to reject or reduce subscriptions.

6.If all or a part of a subscription is approved, then the Profits Units for which such Investor is entitled to subscribe will be issued to such Investor upon the applicable Closing, and the subscription monies therefor may be immediately transferred to the account of SCS as consideration for the Profits Units.

By executing the Subscription Agreement, each Investor agrees to be bound by the terms of the Subscription Agreement, the Company Agreement, and the Series Agreement. The Company, the Manager, and the Broker will rely on the information provided in the Subscription Agreement, including the "Investor Questionnaire" attached thereto and the supplemental information provided in order for the Manager and the Broker to verify status as a "qualified purchaser." If any information about "qualified purchaser" status changes prior to issuance of any Profits Units, such Investor must notify the Manager immediately using the contact details set out in the Subscription Agreement.

When the Investor's subscription is to be accepted (either in whole or part), then such Investor's subscription proceeds may be immediately disbursed to the account of SCS. If all or any portion of the Offering is terminated without a Closing, or if a prospective investor's subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts paid by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a termination of all or a portion of the Offering will be borne by the Manager.

USE OF PROCEEDS

The Company estimates that the gross proceeds of this Offering will be $6,257,500, assuming the full amount of this Offering is sold, and the Company plans to utilize such proceeds (together with proceeds received by the Company from other offerings of Profits Units, up to an aggregate of $7,200,000) as follows, which estimates below are subject to reasonable variance as the Manager in its sole discretion decides is in the best interest of the Company and SCS:

Use	Amount	Percentage
Literary rights, motion picture options, and writing fees	$1,800,000	25%

Director and actor production retainers	$3,816,000	53%

Production manager and casting director fees	$462,000	6%

Marketing and distribution expenses	$354,000	5%

Development talent and professional fees	$300,000	4%

General overhead	$108,000	2%

Operating reserve	$144,000	2%

Fees and expenses	$216,000	3%

Total Proceeds	$7,200,000	100%

The allocation of the proceeds of this Offering set forth above represents the Company's intentions based upon its current plans and assumptions regarding industry and general economic conditions and its anticipated future revenues, expenditures, and access to capital. The amounts and timing of actual expenditures from these proceeds will depend upon numerous factors, including market conditions, cash generated by the Company's operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor SCS are expected to keep any of the proceeds from the Offering other than as described herein. In the event that less than the maximum amount of this Offering is sold, the Company will continue to endeavor to use the Offering proceeds in a similar manner as described above, but may seek additional sources of capital or stagger development of its Projects.

Because there is no minimum Offering amount, the Company has the right to close the Offering without sufficient funds for all the intended purposes set out above.

Upon any Closing, proceeds from the sale of the Securities will be distributed to the account of SCS.

The Company does not currently have plans to use proceeds from the Offering to make payments to officers, directors, or the Manager, pay off any debt, or to acquire any major assets, other than as described herein or in the Company Agreement.

The Company reserves the right to change the above use of proceeds without notice if the Manager believes such change is in the best interests of the Company or SCS.

COMPANY'S BUSINESS

History and Structure

The Company was founded in 2021 by Stephen Wollwerth, Jason Brents, and John Lee, through One Door Studios LLC, to open the door for qualified investors to invest in and own an interest in major-studio-caliber motion picture and television series projects.

The Company is organized as a series limited liability company pursuant to Section 18-215 of the Delaware Limited Liability Company Act. Each of its Series is or will be responsible for one or more of its film or television projects. This unique structure allows the Company to provide investors with the ability to invest in distinct motion picture projects (or, as in the case of SCS, a fixed slate of Projects) instead of the entire Company. This structure also protects each Series from the potential liabilities of other Series, while allowing the Company to offer investments in each unique Series. Though this Offering is only with respect to SCS, the Company is currently preparing and intends to offer additional film and television projects, and other entertainment series in the future, through other Series of the Company.

The Company is managed by the Manager, which is also its sole member.

Principal Products & Services

In coordination with leading global territory distributors, the Manager exclusively develops, produces, and distributes motion pictures and television projects with the goal of dominating the global box-office and other sized screens, which is the surest indicator of their projects delighting global audiences.

The Company's Series' projects undergo a similar greenlighting process to that developed and used by studios and major independent production companies, with the intent and sought-after result being that each project's projected net global profits are at least twice its production costs. Following the most successful film-industry business model, the Company separates each project's development, from its production costs and operations. This provides each project the business and creative time and financial resources needed to assure it becomes creatively mature (script, director, and cast), major-distributor engaged, production financing set up, and completely ready for production. This also includes engaging a bond company guaranteeing the film is produced on time and on budget. Together, this process produces higher quality, more audience-satisfying projects and can mitigate investor risk by earning them back their investment, paid proportionately from each bonded, bank-financed production loan, since all development costs are production expenses, and recovered, plus a development fee, from each project's production financing.

The Company's development creative process consists of three key areas:

•Hiring A-list (studio-level) screenwriters to best position each motion picture's script to become acceptable to major distributors;

•Coordinating each project's potential earnings, script, director, cast, and delivery with global distributors, up to and including entering license agreements with the distributor(s) based on these elements; and

•Attaching the distributor-approved director and lead cast and obtaining the project's production financing.

Current Film Projects

SCS's three current motion picture Projects are each adapted from the novel Calculated's three sequels: Simulated, Activated (just released in April 2022), and Liberated (scheduled for release in 2023). The Manager has purchased the motion picture and related rights to the entire series and is currently developing the first novel, Calculated, in conjunction with an affiliated development company.

All three of the film Projects described below–Simulated, Activated, and Liberated–are the projects of SCS. The Profits Units give Investors rights to participate in the net profits and other cash flows from these three films, as more fully described in "SECURITIES BEING OFFERED," below and in the Company Agreement and the Series Agreement.

For each Project described below, projected timelines are based on industry standards, and will be updated as the development and production of the Project progresses.

Calculated

Synopsis: Josephine Rivers is a calculating prodigy with a near-supernatural ability to look at the world through a purely mathematical lens, even at times predicting the future. After a betrayal by her own family when she's only 15, she's kidnapped and taken to China by the sinister Maxima, known as "Madame," who forces her to use her gift to increase Madame's fortune. This marks the beginning of our hero's arduous journey, which sees her moved around Shanghai's criminal underground as others exploit her gift. Her only close company is older captive Hong Rui, nicknamed "Red," whose wisdom and support change how she views her own power and teaches her what she needs to survive. Now she's 17 and working for a wealthy man whose captivating son Kai starts to chip away at her emotional defenses. She has the fate of the world in her hands, thanks to her unique gifts, but she also craves vengeance against those who've wronged her. Can she save the world from a financial collapse and also bring her enemies down? And can she trust Kai enough to let him into her heart?

While Calculated is not being developed by the Company and the Profits Units do not give Investors any economic or other rights with respect to Calculated's future profits, the film is integral to the Company's strategy and success by virtue of its position as the first, and eponymous, installment of the four-film Calculated franchise. Ann Peacock, an Emmy-award-winning screenwriter renowned for adapting Disney's The Lion, the Witch and the Wardrobe, signed as the writer on Calculated February 2022. The Manager intends to attach the A-list director when the script is complete in the fourth quarter of 2023, and production is scheduled to begin soon afterward. Calculated's release to the global market is projected to be the second quarter of 2025.

Simulated

Synopsis: Jo Rivers, safely back in Seattle, asks the same question daily–how does a math genius go from taking down international criminals and saving the world economy to living a normal teenage life? The only answer she can come up with is–she doesn't. With an overprotective father on her back and Kai on the other side of the world, Jo accepts an offer from Prodigy Stealth Solutions (PSS), who may have found a way to get her gift back. Using a newly developed technology, PSS tries a simulation process on Jo to restore her abilities, but during the attempt, PSS is hacked, and a blacklist file containing some of PSS's most sensitive secrets is stolen. Meanwhile, a mysterious caller who seems to know more than he should delivers a warning to Jo about Kai, who then goes missing. Despite her father's concerns, Jo sets off on a risky trip to Tunisia with a PSS team of teen prodigies to find an urgently needed solution for PSS and locate Kai. All the while, Jo has to trust the mysterious informant who, frighteningly, is like no one she has ever met before.

Simulated is currently scheduled to begin screenplay development in the second quarter of 2023. The script is expected to be ready for production (known as a "shooting script") by the first quarter of 2024. During this time, the Company will establish collateral relationships with global distributors and other partners for Simulated, with the goal of obtaining a bank facility for the $50 million production loan opening in the second quarter of 2024. Next, in the third quarter of 2024, the production of the motion picture is set to begin. Simulated is slated for release to the global marketplace in the third quarter of 2025, with profit distributions expected to begin six months afterward.

Activated

Plot Synopsis: After her exploits in Tunisia, Jo Rivers knows she'll never lead a normal life. She also can't move on until she grasps the unexpected evolution of her mathematical gift and confronts her unresolved feelings after meeting Noble. With Kai undercover, Noble is the only one who has the answers Jo needs. There's just one small problem: Noble has vanished, leaving only a coded message in the stars. When Rafael, a friend from Jo's days in China, goes missing, it coincides with a new PSS assignment involving a potentially catastrophic satellite breakdown. Jo suspects something more sinister is at play and has no choice but to track down Noble, who may be her only hope to find Rafael and prevent global chaos. Traveling to the perilous Arctic of Finland, Jo and her band of prodigies team up with unlikely allies from her past to find out what or who is interfering with the satellites – before it's too late. Trusting her gift, Jo follows a path of numbers that light the way . . . which leads to answers she didn't predict.

Activated is currently scheduled to begin screenplay development in the second quarter of 2024. The shooting script is expected to be ready by the second quarter of 2025. During this time, the Company will establish collateral relationships with global distributors and other partners for Activated, with the goal of obtaining a bank facility for the $50 million production loan opening in the third quarter of 2025. Next, in the third quarter of 2025, the production of the film is set to begin. Activated is slated for release to the global marketplace in the third quarter of 2026, with profit distributions expected to begin six months afterward.

Liberated

Liberated is based on the forthcoming fourth novel in the Calculated series.

Liberated is currently scheduled to begin screenplay development in the third quarter of 2025. The shooting script is expected to be ready by the second quarter of 2026. During this time, the Company will establish collateral relationships with global distributors and other partners for Liberated, with the goal of obtaining a bank facility for the $50 million production loan opening in the third quarter of 2026. Next, in the third quarter of 2026, the production of the film is set to begin. Liberated is slated for release to the global marketplace in the fourth quarter of 2027, with profit distributions expected to begin six months afterward.

Media Formats

While films have existed for over 100 years, and entertainment is as old as civilization itself, the modes and manner of media consumption is rapidly evolving. Physical media formats saw rapid technological progress but are now becoming obsolete. Streaming platforms and services have proliferated. DVRs and streaming platforms have resulted in changes to how and when media is consumed at home. Even one of the few industry constants–the theatrical premiere and exclusive release–was upended by the closures of movie theaters during the COVID-19 pandemic, which led to distributors introducing entirely new avenues of income from direct-to-consumer streaming of major motion pictures. The Company's business depends not only on developing and producing quality films, but also on navigating these rapid market changes that will provide both challenges and unprecedented opportunities within the entertainment industry.

Government Regulation

The Company must deal with an extensive array of federal, state, and local regulations as it develops, and eventually produces, its motion picture Projects. The development and production of motion pictures will occur in multiple locations, each of which may require separate licenses and permits and have unique tax, labor, insurance, and other requirements.

Intellectual Property

The motion picture and television industry, including the Company, is heavily reliant upon intellectual property. The Company or its Manager have secured the film rights not only to Calculated's novel series, but also to five more films of similar stature and potential power in the global market. The Company is also continuing to secure the rights to more franchises through co-production partnerships. The Company's business is highly dependent upon the film rights it acquires, particularly with regard to their exclusivity and their enforcement in a manner consistent with the Company's expectations.

Employees

The Company does not have any employees.

Litigation and Bankruptcy

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

The Company is not currently, nor has it been previously, engaged in any bankruptcy, receivership, or similar proceedings in any jurisdiction.

COMPANY'S PROPERTY

Neither the Company, SCS, nor any other Series own any significant assets, except as provided below.

The Manager owns the exclusive film rights to the three motion picture Projects associated with SCS. The option agreement granting the Manager these film rights also includes a right to assign these film rights, which Manager plans to assign to SCS.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion of the Company's financial condition and results of operations should be read in conjunction with its financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect the Company’s plans, estimates, and beliefs. The actual results from operations could differ materially from those discussed in the forward-looking statements.

Since its formation in December 2021, the Company has been engaged primarily in developing the financial, offering, and other materials to begin fundraising. It is considered a "development-stage" company because substantially all of its efforts are dedicated to establishing its business, and planned principal operations have only recently commenced. In addition to the motion pictures Projects of SCS described in this Offering Circular, the Company is in the process of preparing and negotiating additional projects.

The Company had no financial activity during the period beginning on the date of formation on December 20, 2021 through December 31, 2021. During the period beginning January 1, 2022 through June 30, 2022, the Company became obligated to certain development costs, including the option fees to acquire the motion picture and series rights to the books Simulated and Activated. The Company owes $293,770 to its affiliate, Calculated Development, LLC, related to Company expenses financed by such affiliate.

Operating Results

Revenues are generated at the Series level. As of June 30, 2022, no Series of the Company has generated any revenues. The Company does not expect SCS to generate any cash flow (other than investment proceeds) until each of its Project's production budget is funded and subsequently each of their global releases. These events aren't forecasted to begin, if at all, until the first quarter of 2024.

Liquidity and Capital Resources

As of June 30, 2022, neither the Company nor any of its Series, including SCS, had any cash or cash equivalents, other than cash received from the Crowdfunding Offering, and the Company had no financial obligations, other than as set forth on the Interim Balance Sheet for June 30, 2022, on page FS-5 below.

No Series has any obligation to repay a loan incurred by another Series, but the Company is obligated to repay Company expenses incurred by an affiliate in the amount of $293,770.

Development Capital

On May 26, 2022, the Company began offering Profits Units of SCS pursuant to Regulation CF promulgated under the Securities Act (the “Crowdfunding Offering”). That offering closed on August 24, 2022. Through that offering, the Company raised approximately $942,461, all of which was allocated to SCS. After offering expenses, the net proceeds to the Company were approximately $895,337.95.

The Company intends to begin using the proceeds from its Regulation CF offering, as well as the proceeds from this Offering, to finance the development of the three Calculated sequel films. For more information about these film projects, see COMPANY'S BUSINESS, above. For more information about the development expenses of these film projects, see USE OF PROCEEDS, above.

Production Financing

As part of the development phase for each of the Company's film Projects, it plans to obtain bank financing from the entertainment branch of a major U.S. bank (e.g., Chase Bank or East West Bank) using entertainment industry-standard forms of global collateral, chiefly from nine categories commonly used in production financing. Each of these areas of collateral represents documented business engagements including global territory tax incentive programs, major international distribution licenses, licenses from major brands, profit offsets with the director and one or more actors. These are planned and engaged as part of each Project's development process and the agreements are expected to be finalized once the script is complete and ready for production. Each motion picture's collateral may average about 120% of its production budget. Each Project's budget is expected to be about $50 million.

Plan of Operations

At the time of the qualification of this Offering, the Company and SCS have only recently commenced operations. The Company has minimal capitalization, assets, and liabilities. The Company's first major objective will be retaining a screenwriter for Simulated, who is currently expected to be Ann Peacock, the Emmy Award-winning primary screenwriter of The Lion, The Witch and The Wardrobe and who is currently the screenwriter for Calculated. [4] As described in the "Current Film Projects" subsection of "COMPANY BUSINESS," the Company plans to commence development of the three films associated with SCS, beginning with Simulated, in May 2023. If Ms. Peacock does become attached as the screenwriter for the rest of the Calculated franchise films, the time to develop, produce, and release each of these three motion picture Projects may be earlier than forecasted.

During the 12-month period following the commencement of this Offering, and while Ms. Peacock is completing Calculated's script, the Company will be developing the business elements and relationships vital to the success for all three film Projects associated with SCS. As referenced above in the "Global Media Markets and Bank Financing" subsection of "RISK FACTORS," these activities include negotiations with major territory distributors, production-incentive relationships, brand relationships, ancillary rights, international licensing and pre-sales for each Project, qualifying each for production completion bonds, and "banking" a Project's respective licenses and contracts.

The Company expects the proceeds from the Offering to be sufficient to cover the costs of developing Simulated, Activated, and Liberated into production-ready films. As described in "USE OF PROCEEDS," even if the Company raises less than the maximum Offering, it still anticipates being able to complete development of these three titles, by reducing expenditures, delaying certain activities, and/or seeking other sources of capital. The Company does not, however, anticipate the need to raise additional funds in the next six months to implement its planned operations.

[4] As described in the "Current Film Projects" subsection of "COMPANY'S BUSINESS," the Manager and one of its affiliates are currently developing the film Calculated, based on the novel by the same name. The motion picture Projects associated with SCS are sequels and part of the Calculated franchise.

COMPANY'S MANAGEMENT

The Manager of the Company is One Door Studios LLC, a Utah limited liability company formed on July 18, 2018.

The Company and each of its Series, including SCS, operate under the direction of the Manager, which is responsible for directing the operations of the business, overseeing day-to-day affairs, and implementing film development and production strategy. The Manager is managed by managers, elected by the Manager's members. The members of the Manager have also appointed officers of the Manager who are responsible for, operate, and make decisions with respect to the Company and its Series. The Manager and its managers and officers are not required to devote all of their time to the Company, but are only required to devote such time as their duties require. In addition, the Manager and its managers and officers spend some of their time working on other projects, including on Manager’s own behalf and for other affiliates of the Manager. While the Manager feels its small management team is sufficient to properly manage the Company and its Series currently, the Manager expects to expand this team in the future. Though the Manager's managers and officers are experienced, the Manager itself has a limited track record and is relying on the track record of its individual managers and officers.

The Manager performs its duties and responsibilities pursuant to the Company Agreement and Series Agreement. The Manager maintains a contractual, as opposed to a fiduciary, relationship, with the Company, its Series, and Investors. Furthermore, the Company has agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

The following table sets out the Manager's managers and executive officers:

Name	Position	Age	Term of Office
John J. Lee, Jr.	Chief Executive Officer, Manager	75	December 2020
Jason Brents	President, Chief Operating Officer, Manager	45	Substantially since December 2020
Stephen Wollwerth	Executive Vice President, Chief Creative Officer, Manager	46	Substantially since December 2020

The following is a brief summary of the background of each executive officer and manager of the Manager:

John J. Lee, Jr.

Chief Executive Officer, Manager

John J. Lee, Jr. is a global media and entertainment executive in distribution and finance, and architect of streaming services and systems. John has provided business, funding, and distribution services for 23 motion pictures, television network series, and specials, with combined production costs of over $470 million and global rights earnings exceeding $4 billion. He has successfully led the vision, launch, and/or expansion of five entertainment and media entities. He also writes, produces, and directs. His The Producer's Business Handbook, used by film and business schools the world over, is a standard professional media reference, a best seller in its obscure category, released in its fourth edition at The American Film Market (AFM) and co-branded by AFM.

John's early career started as a business systems analyst and designer with the NCR Corporation by day, while in the evenings writing scripts and sponging up everything he could from everyone who would share of entertainment's creative and business craft. John co-founded the highly successful San Diego Repertory Theatre, where he provided business planning and funding and directed. He executive produced and partially funded his first motion picture, Where's Willy? in 1976, doing most things contrary to his better business and creative judgment.

This clarifying learning experience led John into international motion picture sales as Business Affairs Vice President for global motion picture sales company Goldfarb Distribution; then in the same position for Heart Entertainment, where he directed distribution and funding of in-house and client projects and helped measure the value of their pictures' rights and plan/engage their licensing and sales.

Though participating throughout his career in the business and creative aspects of motion picture and television productions, John also led four new-media companies including the direct broadcast satellite entity Impression Delivery Corporation (acquired by CapCities) and advanced the ad sales units of Times-Mirror Cable Television (acquired by Cox Communications).

In 1996, John joined the faculty of BYU's Film School, established and taught their Business of Film curricula, and authored The Producer's Business Handbook for Focal Press. The book continues to benefit many in understanding the hybrid demands of global distribution and finance, and has brought him, "More recognition, speaking engagements, and enjoyable experiences than I deserve."

In 1999 John co-founded and was CEO of Entertainment Business Group, providing motion picture global finance, distribution, and related business services to independent producers and industry entities, until it was acquired by The Gillen Group.

In 2004, John became the co-founder and CEO of iCommunication Dynamics and i.TV, Internet streaming television technology entities, eventually selling a majority interest and his concept and i.TV domain, which became a top 100 iPhone and iPad application company.

In 2011, John became Managing Director of Entertainment Strategy, where he developed the business architecture for emerging Streaming Systems and directed the development, global distribution, funding, and oversight of in-house and client entertainment projects.

In 2018, John's Simple Little Stories co-ventured with Jason Brents' Lady of the Lake Studios in concert with its China distribution relationships to form One Door Studios LLC, with each partner company contributing three global, wide-audience projects and soon after drawing in Stephen Wollwerth's 3Gates Films, as an equal partner and the third and crucial component of physical production's writer, director, and producer talent. All three are well-matched partners with a fire-in-their-belly to create audience-celebrating entertainment worthy of receiving major global distribution.

Jason Brents

President, Chief Operating Officer, Manager

In 2015, Jason began to lay the foundation of the mini-studio, which would eventually become One Door Studios LLC. He astutely applied his lifetime of studying and acquiring great world literature, researching and becoming deeply oriented in the business of global motion picture and series development, production, financing, and distribution, as well as engaging relationships with bright key-entertainment industry players.

In July 2018, Jason founded One Door Studios LLC with his friend and partner John Lee; and they were joined a year later by their friend and third partner Stephen Wollwerth. Since then, Jason has been developing IP for the company, setting up and closing development financing, and setting up the Company, which may become the first entertainment industry "Series Regulation A+" development funding platform. As President of the Manager, Jason continues to oversee all of the Company's and Manager's affiliated entities, developing their in-house story properties and connecting them with various production partners, which include a global community of film-industry professionals.

Along with continuing to develop industry partnerships, Jason leads the Company's public development funding, bank production financing, and expanding the partners' overall vision of becoming a mini-studio.

Jason began his career as an educator in 2001 teaching in the Bay Area, CA.

Jason developed his entrepreneurial skills in 2005 when he launched a real estate development company, fixing and flipping homes on the Big Island.

In 2009 Jason moved his family to China to teach at Tianjin International School, instructing some of China's top international students from over 20 countries in comparative government, philosophy, film-making, and ancient history. For the next six years Jason taught at this flagship school in China while he continued to mine the history of many cultures for rich stories worthy to be developed into successful global motion pictures and series.

Jason continues to acquire and develop great literature, write, compose music, snow ski, cliff dive, and work together with his wife Rose in their most rewarding production of raising their five children in the foothills of Northern California.

Stephen Wollwerth

Executive Vice President, Chief Creative Officer, Manager

Chiefly through his 3Gates Films, Stephen became a polished producer, known as a Renaissance Man through the many projects that he produced and contributed to as a producer, writer, director, director of photography, editor–and even an FAA licensed drone pilot in motion picture, television, and live-event production. Stephen has established multi-cam streaming systems, and has served as a media broadcasting facility director. He is currently co-founder and owner, President, and lead producer at One Door Studios LLC.

Stephen started 3Gates Films in 2010 as designer, engineer, builder, and cinematographer of the first aerial platforms that opened the liberating era of drones. Stephen's innovative breakthrough aerial systems were featured in Scientific American magazine and many other publications and television programs. For a multi-million-dollar Fox Sports television commercial, Stephen became the first person to fly a cinema camera from a Blackmagic Design on a remote-controlled platform. He currently holds multiple FAA certifications, including Part 107.39 for flights over people, a certification held today by only 18 individuals in the United States.

Stephen was the director of photography and editor on the 8.4/10 IMDB-rated 2020 Film Hope for the Holidays released on Amazon Prime Video. He was also director of photography and editor for the 13th season of a PBS docu-series called Healing Quest. Stephen's stock footage has been sold thousands of times to companies, primarily for commercials worldwide. His footage has been purchased by National Geographic, Valvoline, Mahindra Tractors, Cenovas Energy, Spike TV, and hundreds of other companies.

In 2019 Stephen amassed a quarter of a million followers on TikTok with tens of millions of views of videos which told stories of miracles in people's lives.

Stephen's reputation as a world class editor is significantly enabled by his substantial production of live, multi-camera concerts, and his degree in music performance, with a minor in voice.

Stephen speaks Mandarin Chinese with a level of fluency from his 2 years living in Kunming and Xian, China. He is also an instrument rated private pilot, is fascinated with aviation, has continuing electrical engineering projects as a hobby, is an extreme mountain biker, and is a father of three sons and one daughter.

COMPENSATION OF MANAGEMENT

The Company is managed by the Manager, and the managers and executive officers of the Manager lead the operations of the Company's business, oversee its day-to-day affairs, and implement its film development and production strategy and achievements. The Company does not intend to pay any management fee directly to the Manager or any compensation directly to these individuals for their management services to the Company. However, each of these individuals receives compensation for their services, including services performed for the Company on behalf of the Manager, from the Manager. In addition, these individuals may receive compensation from the Company or SCS for specific services rendered, such as screenwriting, film editing, etc.

For the fiscal year ended December 31, 2021, the Company's total compensation to the Manager and the Manager's executive officers and managers were as follows:

Name	Capacities Receiving Compensation	Cash Comp.	Other Comp.	Total Comp.
One Door Studios LLC	Manager	$0	$0	$0
John J. Lee, Jr.	Officer and manager of Manager	$0	$0	$0
Jason Brents	Officer and manager of Manager	$0	$0	$0
Stephen Wollwerth	Officer and manager of Manager	$0	$0	$0

For the first two (2) quarters of fiscal year 2022 (being the period from January 1 through June 30, 2022), the Company's total compensation to the Manager and the Manager's executive officers and managers were as follows:

Name	Capacities Receiving Compensation	Cash Comp.	Other Comp.	Total Comp.
One Door Studios LLC	Manager	$0	$0	$0
John J. Lee, Jr.	Officer and manager of Manager	$23,500	$0	$23,500
Jason Brents	Officer and manager of Manager	$23,500	$0	$23,500
Stephen Wollwerth	Officer and manager of Manager	$23,500	$0	$23,500

SECURITY OWNERSHIP OF MANAGEMENT

The Company is managed by its Manager, which is presently the sole member of the Company and the only voting member of each of the Company's Series, including SCS. The table below shows, as of the Circular Date, ownership of the Company's securities:

Title of class	Name and address of owner	Amount/nature of ownership	Amount/nature of ownership acquirable	Percent of class
Company Unit	One Door Studios LLC 4320 Modoc Road Suite F Santa Barbara, CA 93110	1 Unit	-	100%
Membership Unit of SCS	One Door Studios LLC 4320 Modoc Road Suite F Santa Barbara, CA 93110	1 Unit	-	100%

The table below shows, as of the Circular Date, the beneficial ownership of the Manager's securities (each beneficial owner is an executive officer and a securityholder who owns 10 percent or more of the Manager's voting securities):

Title of class	Name and address of beneficial owner	Amount/nature of ownership	Amount/nature of ownership acquirable	Percent of class
Membership Units	John J. Lee, Jr. One Door Studios LLC 4320 Modoc Road Suite F Santa Barbara, CA 93110	300,000 Units (held through Simple Little Stories, LLC)	-	30+%
Membership Units	Jason Brents One Door Studios LLC 4320 Modoc Road Suite F Santa Barbara, CA 93110	300,000 Units (held through Lady of the Lake Studios, LLC)	-	30+%
Membership Units	Stephen Wollwerth One Door Studios LLC 4320 Modoc Road Suite F Santa Barbara, CA 93110	300,000 Units (held through 3Gates Films LLC)	-	30+%

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Membership Interest

The Company was formed on December 20, 2021 by the Manager. Under the terms of the Company Agreement, the Manager is the sole member of the Company and the only voting member of each of the Company's Series, including SCS. The Manager is currently undertaking an offering for up to 10% interest in Manager; therefore, the amounts shown in "SECURITY OWNERSHIP OF MANAGEMENT" above reflect a carveout for the full amount of the offering, even though as of the Circular Date, it is still ongoing. As shown, the Manager is primarily beneficially owned by John Lee, Jason Brents, and Stephen Wollwerth.

SECURITIES BEING OFFERED

The following is a summary of the principal terms of the Offering, and is qualified by reference to the Company Agreement and Series Agreement, as each is attached hereto as Exhibit 2.2 and Exhibit 3.2, respectively, and the Subscription Agreement, a form of which is attached hereto as Exhibit 4.1, relating to the purchase of the Profits Units. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the Company Agreement, the Series Agreement, or the Subscription Agreement (as applicable), the provisions of the Company Agreement, the Series Agreement, or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Company Agreement or Series Agreement, as applicable.

General

The Company is offering Profits Units of SCS, a registered series of the Company, to Investors in this Offering. The Company is qualifying 62,575 Profits Units under this Offering.

Investors who purchase Profits Units will become subject to their applicable Subscription Agreement, described below, and will be considered "Profits Members" and "Series Members" of SCS.

Profits Units

Distributions

Profits Members are entitled to certain distributions as set forth in the Series Agreement related to each of the three motion picture Projects associated with SCS, as well as from future global revenue earned by each such film and their related ancillary products' revenue.

As described herein and more fully set forth in the Series Agreement, SCS intends to make two sets of distributions to each Profits Member. First, SCS intends to pay an amount equal to up to 110% to 125% of Profits Members' subscription amount out of the production financing receipts for each motion picture Project. Second, Profits Members will participate in 50% of SCS's net profits for each Project (less the amounts in the foregoing sentence), calculated by the Manager, and allocated on a pro rata basis based upon the number of Profits Units owned by each Profits Member.

From each of the three associated motion picture Projects, SCS plans to distribute to Profits Members a base distribution of at least 36.66% (per Project) of their subscription amount, within thirty (30) days from access to that Project's complete production financing. For example, if all three Projects secure production financing, SCS intends for a Profits Member who has invested $1,000 in the Offering to receive total distributions of $1,100, in one-third increments, paid within thirty (30) days from the date of availability of each Project's production financing.

Certain Profits Members who invest larger amounts will receive larger distributions. "First Priority Major Investors" are investors who subscribe for at least 5,000 Profits Units ($500,000). "Second Priority Major Investors" are the first five (5) investors who subscribe for at least 1,000 Profits Units ($100,000) but not more than 4,999 Profits Units ($499,900). "Third Priority Major Investors" are investors who subscribe for at least 500 Profits Units ($50,000) but do not meet the requirements of either a First Priority Major Investor or a Second Priority Major Investor. "Fourth Priority Major Investors" are investors who subscribe for at least 150 Profits Units ($15,000) but do not meet the requirements of either a First Priority Major Investor, a Second Priority Major Investor, or a Third Priority Major Investor. The foregoing investors will receive the following aggregate base return, assuming all three Projects secure production financing:

•First Priority Major Investors: 125%

•Second Priority Major Investors: 125%

•Third Priority Major Investors: 120%

•Fourth Priority Major Investors: 115%

In addition, Profits Members are entitled to pro rata distributions from 50% of SCS's distributable revenue, as calculated by Manager. For example, if there are 72,000 Profits Units of SCS issued and outstanding, an Investor who purchases 720 Profits Units through this Offering would be entitled to distributions equal to 0.5% of the total distributable revenue, as calculated by Manager, of all three SCS motion picture Projects. As provided in the Series Agreement, distributable revenue is equal to all monies actually received by SCS in connection with the worldwide exhibition of the films, in all mediums and all markets, net of an industry standard percentage to cover residual payments as required by applicable guild and/or union agreements; commissions, sales fees, and third-party sales and distribution-related costs; deferments approved by the Company; industry-standard development and production contractual obligations of the Company; non-investor third-party net profit payments (commonly known as "off the tops"); development fund losses, if any; minus any amounts paid or payable to, or reserved by, the Manager in accordance with the Series Agreement or Company Agreement and the percentage distributions described above.

Voting

Profits Members are not entitled to vote on any matter related to the Company or any of its Series, including SCS. The Manager is the sole member of the Company and the sole voting member of each of its Series.

Liquidation

In the event of the Company's liquidation, dissolution, or winding up, Profits Members will be entitled to distributions paid by the Liquidator (as defined in the Company Agreement) to the extent cash is available after payment or reservation for payment of all SCS Liabilities, in accordance with the Company Agreement.

Preemptive Rights

The Company intends to enable current Profits Members of SCS (along with investors of other Series of the Company, if any) to subscribe, accept, and invest in future offerings of the Company, before making such opportunities available to outside investors, but it has no obligation to do so.

Redemption

SCS has the right, but not the obligation, to redeem, repurchase, or reacquire Profits Units from any Profits Member under certain circumstances, as more fully set forth in the Company Agreement.

Capital Contributions

Profits Members are not required to make additional contributions to the Company or any of its Series, but if they agree in writing to make any additional contributions, they may be subject to penalties as detailed in the Company Agreement for failing to fulfill their agreed-upon obligations to do so.

On-Screen Credits

Profits Members who invest at least $250 in the Offering are entitled to an on-screen credit for each motion picture Project associated with SCS. This credit will appear in each motion picture Project's end-credits.

Limited Information Rights

The Company will submit financial reports to Investors on a quarterly basis during the first two years of each film Project's release and annually thereafter, until such time as, if ever, the Projects are no longer generating profits to SCS or until SCS or the Company is terminated or dissolved, whichever occurs sooner.

Other Rights and Preferences

Profits Members have no other rights or preferences, other than those described above. There are no sinking fund provisions applicable to Profits Units of SCS.

Creative Control

All decisions about, regarding, or otherwise pertaining to the creative and business aspects of each Project, including, but not limited to, the distribution and other exploitation of each Project and its related rights shall be made by the Manager.

Assignment and Transfer Restrictions

The Company or its Series, including SCS, may sell or issue additional securities, sell any or all of its assets, or perform any other transactions as more fully set forth in the Company Agreement, without consent or vote of the Profits Members.

Profits Members may not transfer or assign the Profits Units or any rights under the Company Agreement or Series Agreement without the prior written consent of the Manager, in accordance with the Company Agreement or pursuant to a Permitted Transfer as described in the Company Agreement.

Amendments

The Subscription Agreement may only be amended as provided therein. The Company Agreement and Series Agreement may be amended as more fully provided therein.

Choice of Law and Dispute Resolution

The Subscription Agreement, Company Agreement, and Series Agreement are governed by the laws of the State of Delaware. All disputes arising out of the Company Agreement and Series Agreement are subject to arbitration in Los Angeles, California, in accordance with the Independent Film & Television Alliance Rules for International Arbitration then in effect.

One Door Studios Entertainment Properties LLC

(a Delaware Series Limited Liability Company)

Unaudited Financial Statements

Periods Ended June 30, 2022 and December 31, 2021

OneDoor Studio Entertainment Properties LLC
BALANCE SHEETS
June 30, 2022 and December 31, 2021
(Unaudited)

		(Restated)
ASSETS	June 30, 2022	December 31, 2021

Current Assets
Cash and cash equivalents	$705,739	$-
Total Current Assets	705,739	-

Other Assets
Motion Picture Option fees	66,325	-
Total Other Assets	66,325	-

Total Assets	$772,064	$-

LIABILITIES AND MEMBER'S EQUITY
Current Liabilities
Accounts payable	$-	$-
Credit cards payable	25,464	-
Due to affiliates	293,770	-
Due to Member	66,325	-
Total Current Liabilities	385,560	-

Long-Term Liabilities	-	-
Total Long-Term Liabilities	-	-

Member's Equity
Capital contributions	705,739	-
Retained earnings/ (Accumulated deficit)	(319,235)	-
Total Member's Equity	386,504	-

Total Liabilities and Member's Equity	$772,064	$-

No Assurance Provided - Compilation Engagement Only

OneDoor Studio Entertainment Properties LLC
INCOME STATEMENTS
For the Periods Ended June 30, 2022 and December 31, 2021
(Unaudited)

	June 30, 2022	December 31, 2021

Revenues	$-	$-
Cost of revenues	-	-
Gross Profit	-	-

Operating Expenses
General and administrative	6,141	-
Professional fees	102,163	-
Advertising and marketing	71,638	-
Salaries and Wages	55,821	-
Development Talent	83,473	-
Total Operating Expenses	319,235	-

Net Income (Loss)	$(319,235)	$-

No Assurance Provided - Compilation Engagement Only

OneDoor Studio Entertainment Properties LLC
STATEMENTS OF CHANGES IN MEMBER'S EQUITY
For the Periods Ended June 30, 2022 and December 31, 2021
(Unaudited)

	Member Units	Capital contributions	Capital contributions receivable	Retained earnings/ (Accumulated deficit)	Total Members' Equity
Balance as of December 31, 2021, as previously stated	72,000	$7,200,000	$(7,200,000)	$-	$-

Prior period adjustment (See Note 7)	(71,999)	(7,200,000)	7,200,000	-	-

Balance as of December 31, 2021, as restated	1	-	-	-	-

Crowdfunding contributions advance	-	705,739	-	-	705,739
Net Income (Loss)	-	-	-	(319,235)	(319,235)

Balance as of June 30, 2022	1	$705,739	$-	$(319,235)	$386,504

No Assurance Provided - Compilation Engagement Only

OneDoor Studio Entertainment Properties LLC
STATEMENTS OF CASH FLOWS
For the Periods Ended June 30, 2022 and December 31, 2021
(Audited)

	June 30, 2022	December 31, 2021
Cash Flows from Operating Activities
Net Income (Loss)	$(319,235)	$-
Changes in operating assets and liabilities
Credit cards payable	25,464	-
Net cash provided by (used in) operating activities	(293,770)	-

Cash Flows from Investing Activities
Net cash used in investing activities	-	-

Cash Flows from Financing Activities
Advances from affiliates	293,770	-
Capital Contributions	705,739	-
Net cash provided by (used in) financing activities	999,509	-
Net change in cash and cash equivalents	705,739	-

Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$705,739	$-

No Assurance Provided - Compilation Engagement Only

ONEDOOR STUDIOS ENTERTAINMENT PROPERTIES, LLC
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2022 AND DECEMBER 31, 2021
(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

One Door Studios Entertainment Properties LLC, (which may be referred to as the “Company”, “we,” “us,” or “our”) develops, produces, and distributes motion pictures. The Company was incorporated in Delaware on December 20, 2021. The Company’s headquarters are in Santa Barbara, California.

One Door Studios LLC (“1DS LLC”) is the sole manager of the Company. The Company is the umbrella/parent LLC which will house future series LLCs for each film as they are being formed. Currently, the Company owns Series Calculated Sequels, which is the only series that has been created. However more will be anticipated to come.  Each company will maintain its own books and records. The financials presented are reflective of the balances of the Company and its underlying series LLC as of June 30, 2022 and December 31, 2021.

Since inception, the Company has relied on contributions from owners to fund its operations. As of June 30, 2022 the Company has incurred an operating loss and will likely incur losses prior to generating positive retained earnings. During the next twelve months, the Company intends to fund its operations with funding from a crowdfunding campaign, additional capital raises, (see Note 8) and funds from revenue producing activities, if and when such can be realized.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of funds held in the Company’s checking account.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurements as of June 30, 2022 and December 31, 2021.

Income Taxes

The Company is taxed as a passthrough entity and is disregarded for federal income tax purposes.

The Company intends to file its income tax return for the period ended December 31, 2021 prior to the required due date, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. The company is still pre-revenue and has not yet recognized revenue.

Organizational Costs

In accordance with FASB ASC  720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – FILM DEVELOPMENT

Thus far, development costs incurred include the balance due to OneDoor Studios LLC (the Company’s member) for option fees incurred to acquire the motion picture and series rights to the books SIMULATED and ACTIVATED.  These costs are capitalized until the film is ready for amortization, consistent with ASC 926, Entertainment—Films—Other Assets—Film Costs.

NOTE 4 – DUE TO AFFILATE & MEMBER

The Company’s operations were financed by Calculated Development, LLC, an entity owned by One Door Studios LLC.  During the six months ended June 30, 2022 Calculated Development paid for Company expenses totaling $293,770.  Repayment is expected within the next twelve months.

During 2022 the Company’s member (One Door Studios, LLC) purchased the motion picture and series option rights to the books SIMULATED and ACTIVATED creating a balance due to One Door Studios, LLC for $66,325.

NOTE 5 – EQUITY

The Company authorized a total of 72,000 units, $100 per unit. As of June 30, 2022 and December 31, 2021, 1 unit, which is wholly owned by One Door Studios LLC, was issued and outstanding. The Company did not receive any contributions.

Crowdfunding Offering

The Company is offering (the “Crowdfunded Offering”) Profits Units Subscription Agreements for profits units in Series Calculated Sequels.  As of June 30, 2022 the Company has received $705,739.  See Note 8.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

COVID 19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 7 – PRIOR PERIOD ADJUSTMENT

During 2022 it was discovered that Membership units for future capital raises were incorrectly recorded as issued and outstanding.  This resulted in an overstatement of capital contributions and capital contributions receivable of $7,200,000. The accompanying financial statements have been restated for this correction.

NOTE 8 – SUBSEQUENT EVENTS

Crowdfunding Offering

The Company concluded its Crowdfunded Offering in August 2022 and issued a total of 9,425 units.  In total the Company received $895,338, net of fees totaling $47,123.

Series Reg A+ Offering

The Company is offering additional future profit units up to $6,257,500 or 62,575 units.

The Company’s Series Reg A+ funding offering is being made through the company website, OneDoorStudios.com and is being overseen by Dalmore Group LLC.

Management’s Evaluation

Management has evaluated subsequent events through October 7, 2022, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

Audited Financial Statements
Period of December 20, 2021 (Inception)
through December 31, 2021

Audited by:

TaxDrop LLC
A New Jersey CPA Company

F/S-1

Financial Statements

One Door Studios
Entertainment
Properties LLC

Table of Contents

Independent Accountant's Audit Report	F/S-3

Financial Statements and Supplementary Notes

Balance Sheet as of December 31, 2021	F/S-5

Income Statement for the period of December 20, 2021 (Inception) through December 31, 2021	F/S-6

Statement of Changes in Stockholders' Equity for the period of December 20, 2021 (Inception) through December 31, 2021	F/S-7

Statement of Cash Flows for the period of December 20, 2021 (Inception) through December 31, 2021	F/S-8

Notes and Additional Disclosures to the Financial Statements as of December 31, 2021	F/S-9

F/S-2

Independent Auditor's Report

February 22, 2022
To: Board of Directors of One Door Studios Entertainment Properties LLC
Attn: Jason Brents, CEO
Re: 2021 Financial Statement Audit – One Door Studios Entertainment Properties LLC

Report on the Audit of the Financial Statements

Opinion
We have audited the financial statements of One Door Studios Entertainment Properties LLC, which comprise the balance sheet as of December 31, 2021, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of One Door Studios Entertainment Properties LLC as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of One Door Studios Entertainment Properties LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about One Door Studios Entertainment Properties LLC's ability to continue as a going concern.

F/S-3

Auditor's Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of One Door Studios Entertainment Properties LLC's internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about One Door Studios Entertainment Properties LLC's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Sincerely,

/s/ TaxDrop LLC

TaxDrop LLC
Robbinsville, New Jersey
February 22, 2022

F/S-4

ONEDOOR STUDIO ENTERTAINMENT PROPERTIES LLC.
BALANCE SHEET
As of December 31, 2021
(Audited)

2021
ASSETS

Current Assets
Cash and cash equivalents	$-
Total Current Assets	-

Other Assets	-
Total Other Assets	-

Total Assets	-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	-
Total Current Liabilities	-

Long-Term Liabilities	-
Loans	-
Total Long-Term Liabilities	-

Other Liabilities	-

Total Liabilities	-

MEMBER'S EQUITY

Capital contributions	7,200,000
Capital contributions receivable	(7,200,000)
Retained earnings (Accumulated deficit)	-
Net income	-

Total Member's Equity	-
Total Liabilities and Member's Equity	$-

The accompanying notes are an integral part of these financial statements.

F/S-5

ONEDOOR STUDIO ENTERTAINMENT PROPERTIES LLC.
INCOME STATEMENT
For the Period from December 20, 2021 (Inception) to December 31, 2021
(Audited)

2021
Revenues	$-
Cost of revenues	-
Gross profit (loss)	-

Operating expenses
General and administrative	-
Professional Fees	-
Manufacturing	-
Total Operating Expenses	-

Other Income
Other income/expense	-
Total Other Income	-

Net Income (Loss)	$-

The accompanying notes are an integral part of these financial statements.

F/S-6

ONEDOOR STUDIO ENTERTAINMENT PROPERTIES LLC.
STATEMENT OF MEMBER'S EQUITY
For the Period from December 20, 2021 (Inception) to December 31, 2021
(Audited)

	Member Units	Capital contributions	Capital contributions receivable	Retained Earnings	Total Members' Equity
Balance as of December 20, 2021 (Inception)	-	$-	$-	$-	$-

Issuance of Member Units	72,000	7,200,000	(7,200,000)	-	-
Net Income (Loss)	-	-	-	-	-

Balance as of December 31, 2021	72,000	$7,200,000	-$7,200,000	$0	$0

The accompanying notes are an integral part of these financial statements.

F/S-7

ONEDOOR STUDIO ENTERTAINMENT PROPERTIES LLC.
STATEMENT OF CASH FLOWS
For the Period from December 20, 2021 (Inception) to December 31, 2021
(Audited)

2021
Cash Flows from Operating Activities
Net Income (Loss)	-
Changes in operating assets and liabilities:
Increase (Decrease) in other assets	-
Increase (Decrease) in accounts payable	-
Net Cash provided by (used in) operating activities	-

Cash Flows from Investing Activities
Net cash used in investing activities	-

Cash Flows from Financing Activities
Capital Contributions	-
Net cash used in financing activities	-
Net change in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$-

The accompanying notes are an integral part of these financial statements.

F/S-8

ONEDOOR STUDIO ENTERTAINMENT PROPERTIES LLC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2021

NOTE 1 – NATURE OF OPERATIONS

One Door Studios Entertainment Properties LLC, (which may be referred to as the "Company", "we," "us," or "our") develops, produces, and distributes motion pictures. The Company was incorporated in Delaware on December 20, 2021. The Company's headquarters are in Santa Barbara, California.

One Door Studios LLC ("1DS LLC") is the sole manager of the Company. The Company is the umbrella/parent LLC which will house future series LLCs for each film as they are being formed. Currently, the Company owns Series Calculated Sequels, which is the only series that has been created. However more will be anticipated to come. Each company will maintain its own books and records and, as of December 31, 2021, have not engaged in any intercompany transactions. Series Calculated Sequels has zero activity. The financials presented are reflective of the balances of the Company and its underlying series LLC as of December 31, 2021.

Since Inception, the Company has relied on contributions from owners to fund its operations. As of December 31, 2021, the Company had not begun operations and will likely incur losses prior to generating positive retained earnings. These matters raise substantial concern about the Company's ability to continue as a going concern (see Note 6). During the next twelve months, the Company intends to fund its operations with funding from a crowdfunding campaign (see Note 7) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification ("ASC") and Accounting Standards Updates ("ASU") of the Financial Accounting Standards Board ("FASB").

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

F/S-9

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company's checking account. The Company had $0 of cash and cash equivalents as of December 31, 2021.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

F/S-10

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

There is no income tax provision for the Company for the year ending December 31, 2021 as it did not have any operations. The Company is taxed as a passthrough entity and is disregarded for federal income tax purposes.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2021, the unrecognized tax benefits accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. The company is still pre-revenue and has not yet recognized revenue.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred. The Company had $0 in advertising costs for the year ended December 31, 2021.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

F/S-11

NOTE 3 – EQUITY

The Company authorized a total of 72,000 member units, $100 per unit. As of December 31, 2021, 72,000 of common units, of which are wholly owned by One Door Studios LLC, were issued and outstanding. Each unit is priced at $100 per unit, however the Company has not yet received any consideration for the 72,000 units issued. The Company plans to fulfill its units receivable via equity crowdfunding and other investments (see Note 7).

NOTE 4 – INCOME TAX PROVISION

The Company intends to file its income tax return for the period ended December 31, 2021 prior to the required due date, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

COVID 19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a "Public Health Emergency of International Concern," which continues to spread throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2021 and incurred a loss since inception. The Company's ability to continue is dependent upon management's plan to raise additional funds and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

F/S-12

NOTE 7 – SUBSEQUENT EVENTS

Crowdfunding Offering

The Company is offering (the "Crowdfunded Offering") up to $7,200,000, with a $72,000 minimum target amount, of securities. The securities being offered are Development Investment Agreements for future profit shares for the Company's films it is developing.

The Company's Series Reg A+ funding offering is being made through the company website, OneDoorStudios.com and is being overseen by Dalmore Group LLC.

Management's Evaluation

Management has evaluated subsequent events through February 22, 2022, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

F/S-13

INDEX TO EXHIBITS

Exhibit 2.1	– Certificate of Formation*

Exhibit 2.2	– Limited Liability Company Agreement*

Exhibit 2.3	– Certificate of Conversion of Protected Series to Registered Series*

Exhibit 2.4	– Certificate of Registered Series of Limited Liability Company (Series Calculated Sequels)*

Exhibit 2.5	– Certificate of Registered Series of Limited Liability Company (Series Messiah)*

Exhibit 2.6	– Certificate of Registered Series of Limited Liability Company (Series Cyrus)*

Exhibit 3.1	– Series Designation of Series Calculated Sequels*

Exhibit 3.2	– Series Agreement of Series Calculated Sequels*

Exhibit 3.3	– First Amendment to Series Agreement of Series Calculated Sequels*

Exhibit 4.1	– Form of Profits Units Subscription Agreement

Exhibit 6.1	– Broker-Dealer Agreement*

Exhibit 11.1	– Consent of Independent Public Accounting Firm*

Exhibit 12.1	– Opinion of Pearce Shambach, PLLC

Exhibit 13.1	– Testing-the-Waters Materials*

*Exhibits that have been previously filed.

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